Exhibit 23
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM
We hereby consent to incorporation by reference in the previously filed Registration Statement on Form S-8 pertaining to The Commercial & Savings Bank 401(k) Retirement Plan of our report dated June 22, 2009 which report appears in the December 31, 2008, Annual Report on Form 11-K.
/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
June 22, 2009

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